UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2015

STAPLES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17586 (Commission File Number)	04-2896127 (IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA 01702
(Address of principal executive office and zip code)

Registrant's telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 12, 2015, Ronald L. Sargent, Chairman and CEO of Staples, Inc. ("Staples"), elected to amend his existing severance agreement (the "Agreement") to align the terms of the Agreement with Staples' new Severance Policy, as described below.

Item 8.01   Other Events
On October 13, 2015, Staples announced that its Board of Directors has adopted a policy that limits severance benefits for senior executives. Based on the terms of the new Severance Policy, Staples will not pay any severance benefits under any existing or future employment agreement or severance agreement with an executive officer that exceeds 2.99 times the sum of the executive’s base salary plus target annual cash incentive award, without seeking shareholder approval. The policy is set forth below.
At Staples' Annual Meeting of Shareholders in June 2015, a shareholder proposal regarding future senior executive severance agreements received support from a majority of votes cast. The Board carefully considered the results of the vote, as well as various perspectives conveyed directly by shareholders as part of ongoing engagement. As a result, the Board adopted a policy that is applicable to existing and future agreements.

Severance Policy
Effective October 12, 2015, we will not pay any severance benefits under an employment agreement or severance agreement with an executive officer that exceeds 2.99 times the sum of the executive’s base salary plus target annual cash incentive award without seeking shareholder approval.  “Severance benefits” means the following cash payments paid in connection with a termination of employment (other than death or permanent disability):

•	Payments representing continued salary, whether paid in a lump sum or over time;

•	Payments representing bonus amounts, based on a multiple of amounts earned or paid in prior years, whether paid in a lump sum or over time;

•	Payments in lieu of continued benefits (including any perquisites); and

•	Payments to offset the tax liability in respect of any of the foregoing.

This policy shall not apply to payments made pursuant to employment or severance agreements assumed by Staples in connection with the proposed merger with Office Depot, Inc.

A copy of the press release announcing the Severance Policy is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

The exhibit listed on the Exhibit Index immediately preceding such exhibit is furnished as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAPLES, INC.

Date:	October 13, 2015	By:	/s/ Michael T. Williams
Michael T. Williams
Executive Vice President
General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated October 13, 2015.